Exhibit 99.1

Wind Works Power Corp. Announces Signing of Agreement to Acquire Zero Emission People LLC.

October 28, 2009

OTTAWA, ONTARIO--(MARKET WIRE)—October 28, 2009 – Wind Works Power Corp. (OTC BB:WWPW.OB - News)(Frankfurt:R5E1.F - News)(WKN: AOKE72) and Zero Emission People LLC, a privately-held wind energy company, are pleased to announce that they have signed a definitive agreement whereby Wind Works will acquire all of the outstanding equity interests in Zero Emission People, which includes 10 wind energy development projects totaling 375 megawatts (MW). The agreement has been unanimously approved by the Board of Directors of each Company.

Highlights:

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The acquisition increases Wind Works’ portfolio to 11 wind energy development projects totaling 385 MW, an increase of 1,183%;

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Signed option agreements to acquire an additional 3 wind energy projects in Europe totaling 85 MW;

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Expanded management team has successfully developed more than 900 wind turbines worldwide with an accumulated capacity in excess of 1,500 MW;

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The Chairman of Wind Works, J.C. Pennie, sits on the IESO (Independent Electrical System Operators) renewable energy standing committee, based in Ontario, Canada. Mr. Pennie has successfully developed 6 wind energy projects with $360 million in power contracts and sold them into joint ventures with international firms such as Energy Farming International of Germany and Schneider Power of Toronto;

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2011 construction planned for the first Canadian projects in Ontario; and

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2012 construction planned for the first US project.

“We have an incredible opportunity to develop multiple, multi-million dollar wind energy projects around the world,” commented Dr. Ingo Stuckmann, CEO and director of Wind Works. “We look to apply our efforts to not only the untapped, greenfields opportunities in North America but, to also significantly expand our project portfolio in Europe. In today’s progressive and environmentally conscious world, the time to develop and realize such opportunities is like no other time in history. This is an opportunity international in scope that we are all committed to capitalizing on for the benefit of all our stakeholders.”

Closing of the transaction will be subject to delivery of Zero Emission People audited financial statements, and regulatory compliance by both companies. In consideration for the acquisition of Zero Emission People, Wind Works will issue a total of 31 million restricted shares of its common stock over a 3-year period commencing January 15, 2010.

Project Highlights:

1.    Grey Highlands Wind Park: 100% interest in a 10 MW project 25kms south of Georgian Bay, Ontario, Canada which is a superb location for wind resource, as the area benefits greatly from the westerly winds crossing from Lake Huron.  Annual mean wind speeds are modeled at over 6.5 meters per second at an 80 meter hub height. Environmental studies are near completion and the project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period.  The company intends to submit an application for the FIT Power Purchase Contract fixed at C$135.00/MWh over a 20-year term on or before the November 30, 2009 deadline.

2.    Snowy Ridge Wind Park: 100% interest in a 10 MW project in the vicinity west of the village of Bethany, Ontario, Canada.  The project has been developed in an area of high elevation that can optimize the wind resources to their maximum.  Annual mean wind speeds are modeled at over 6.7 meters per second at an 80 meter hub height. Environmental studies are near completion and the project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period.  The company intends to submit an application for the FIT Power Purchase Contract fixed at C$135.00/MWh over a 20-year term on or before the November 30, 2009 deadline.

3.    Skyway 126 Wind Park: 70% interest in a 10 MW project located in Grey-Highlands Township, Ontario, Canada on the north east side of the Garafraxa Plateau, the highest land mass in Ontario.  Wind resources at this location are the best inland results tested by the company on the Plateau out of 5 affiliated sites in the region.  Annual mean wind speeds are measured at over 7.0 meters per second at an 80 meter hub height.  Environmental studies are near completion and the project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period.  The company intends to submit an application for the FIT Power Purchase Contract fixed at C$135.00/MWh over a 20-year term on or before the November 30, 2009 deadline.

4.    Grand Prairie Wind Park: 100% interest in a 75 MW project located in Illinois, USA. This project has been developed in an area of crop fields that can optimize the wind resources. Annual mean wind speeds are measured at over 7 meters per second at a 100 m hub height.
a.    Interconnection: System Impact Study stage;
b.     Land Acquisition: 2,000 acres secured;
c.     Environmental Screening: preliminary data suggest no significant impact expected;
d.    PPA: application pending system impact study;
e.    Permitting: completion expected Q4 2010; and
f.    Construction: expected to commence 2011

5.    Baker Wind Park: 90% interest in a 200MW project located in Montana, USA. This project has been developed in an area of crop fields that can optimize the wind resources. Annual mean wind speeds are measured at over 8 meters per second at an 80 m hub height.
a.    Interconnection: System Impact Study stage;
b.     Land Acquisition: 12,000 acres secured;
c.     Environmental Screening: preliminary data suggest no significant impact expected;
d.    PPA: application pending system impact study;
e.    Permitting: completion expected Q4 2011; and
f.    Construction: expected to commence 2012

6.    Polar Bear Wind Park: 50% interest (with an option to increase to 100%) in a 20MW project located in Ontario, Canada. Annual mean wind speeds are measured at over 7 meters per second at an 80 m hub height. Environmental studies are near completion and the project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period.  The company intends to submit an application for the FIT Power Purchase Contract fixed at C$135.00/MWh over a 20-year term on or before the November 30, 2009 deadline.

7.    Pleasant Bay Wind Park: 50% interest (with an option to increase to 100%) in a 20MW project located in an area just north of the shores of Lake Ontario that has one of the best wind regimes in Ontario. Annual mean wind speeds are modeled at over 7 meters per second at an 80 m hub height. Environmental studies are near completion and the project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period.  The company intends to submit an application for the FIT Power Purchase Contract fixed at C$135.00/MWh over a 20-year term on or before the November 30, 2009 deadline.

8.    Settlers Landing Wind Park: 50% interest (with an option to increase to 100%) in a 10MW project located near Pontypool, Ontario, Canada. This project has been developed in an area of high elevation. Annual mean wind speeds are modeled at over 6.8 meters per second at an 80 m hub height. Environmental studies are near completion and the project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period.  The company intends to submit an application for the FIT Power Purchase Contract fixed at C$135.00/MWh over a 20-year term on or before the November 30, 2009 deadline.

9.    Zorra Wind Park: 50% interest (with an option to increase to 100%) in a 10MW project located northwest of Woodstock, Ontario, Canada. Annual mean wind speeds are modeled at over 7.0 meters per second at an 80 m hub height. Environmental studies are near completion and the project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period.  The company intends to submit an application for the FIT Power Purchase Contract fixed at C$135.00/MWh over a 20-year term on or before the November 30, 2009 deadline.

10.    Clean Breeze Wind Park: 50% interest (with an option to increase to 100%) in a 10MW project located in Ontario, Canada in the Northumberland Hills. This project has been developed only 5kms from the north shore of Lake Ontario in an area of high elevation that can optimize the wind resources to a maximum. Annual mean wind speeds are measured at over 6.7 meters per second at an 80 m hub height. Environmental studies are near completion and the project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period.  The company intends to submit an application for the FIT Power Purchase Contract fixed at C$135.00/MWh over a 20-year term on or before the November 30, 2009 deadline.

11.    Whispering Woods Wind Park: 50% interest (with an option to increase to 100%) in a 10MW project located near Millbrook, Ontario, Canada. Annual mean wind speeds are modeled at over 6.7 meters per second at an 80 m hub height. Environmental studies are near completion and the project is eligible for a Feed-in Tariff application during the Ontario Power Authority launch period.  The company intends to submit an application for the FIT Power Purchase Contract fixed at C$135.00/MWh over a 20-year term on or before the November 30, 2009 deadline.

About Wind Works
Wind Works’ mission is to become a leading developer of wind energy projects in North America. For more information, please visit: www.windworkspower.com

About Zero Emission People
The vision of Zero Emission People is to provide the opportunity for anyone to invest early in the development of renewable wind energy projects. As an example, as little as a $10,000 investment in a wind park blows away a person’s carbon footprint. We believe in making sound, environmentally conscious investments that are good for all shareholders, people and our planet.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements including, but not limited to, certain delays beyond the company's control, inability to successfully conclude negotiations currently in progress, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

For additional information, please contact:
     Wind Works Power Corp.
     Investor Relations
     1-877-301-9748
     http://www.windworkspower.com